Exhibit 4.1

LABORATORY CORPORATION OF AMERICA HOLDINGS,

as Issuer

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

INDENTURE

DATED AS OF SEPTEMBER 23, 2024

SENIOR DEBT SECURITIES

CROSS-REFERENCE TABLE1

Section of Trust Indenture Act of 1939, as Amended	Indenture
310(a)	Section 7.10
310(b)	Section 7.08; Section 7.10
310(c)	Inapplicable
311(a)	Section 7.11
311(b)	Section 7.11
311(c)	Inapplicable
312(a)	Section 2.12; Section 2.13(a)
312(b)	Section 2.13(c)
312(c)	Inapplicable
313(a)	Section 7.06
313(b)	Section 7.06
313(c)	Section 7.06
313(d)	Section 7.06
314(a)	Section 4.06; Section 4.08
314(b)	Inapplicable
314(c)	Section 12.07
314(d)	Inapplicable
314(e)	Section 12.07
314(f)	Inapplicable
315(a)	Section 7.01
315(b)	Section 7.05
315(c)	Section 7.01
315(d)	Section 7.01
315(e)	Section 6.11; Section 7.07
316(a)	Section 6.04
316(b)	Section 6.07
316(c)	Section 8.01
317(a)	Section 6.08
317(b)	Section 4.04
318(a)	Section 12.09

[1]	This Cross-Reference Table does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

i

TABLE OF CONTENTS2

[2]	This Table of Contents does not constitute part of the Indenture and shall not have any bearing on the interpretation of any of its terms or provisions.

INDENTURE

INDENTURE, dated as of September 23, 2024, between LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation (the “Company”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”):

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of unsecured senior debt securities (hereinafter referred to as the “Securities”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as in this Indenture provided, as registered Securities without coupons, to be authenticated by the certificate of the Trustee;

WHEREAS, to provide the terms and conditions upon which the Securities are to be authenticated, issued and delivered, the Company has duly authorized the execution of this Indenture; and

WHEREAS, all things necessary to make this Indenture a valid and legally binding agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, in consideration of the premises and the purchase of the Securities by the holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the holders of Securities or of series thereof.

ARTICLE I

DEFINITIONS

SECTION 1.01 DEFINITIONS OF TERMS.

The terms defined in this Section (except as in this Indenture otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section and shall include the plural as well as the singular. All other terms used in this Indenture that are defined in the Trust Indenture Act, or that are by reference in said Trust Indenture Act defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this instrument.

“AFFILIATE” means, as applied to any Person, (i) any other Person, directly or indirectly, Controlling or Controlled by or under direct or indirect common Control with such specified Person or (ii) any Person who is a director or officer (A) of such Person, (B) of any Subsidiary of such Person or (C) of any Person described in clause (i) above.

“APPLICABLE PROCEDURES” of a Depositary means, with respect to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“AUTHENTICATING AGENT” means an authenticating agent with respect to all or any of the series of Securities appointed with respect to all or any series of the Securities by the Trustee pursuant to Section 2.10.

“BANKRUPTCY LAW” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

“BOARD OF DIRECTORS” means the Board of Directors of the Company or any duly authorized committee of such Board.

“BOARD RESOLUTION” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification.

“BUSINESS DAY” means a day other than a Legal Holiday.

“CAPITALIZED LEASE” means any obligation of a Person to pay rent or other amounts incurred with respect to real property or equipment acquired or leased by such Person and used in its business that is required to be recorded as a capital lease in accordance with GAAP; provided that, for purposes of this definition only, “GAAP” shall mean GAAP as in effect as of November 25, 2019 and not as in effect from time to time.

“CERTIFICATE” means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company. The Certificate need not comply with the provisions of Section 12.07.

“COMMISSION” means the Securities and Exchange Commission.

“COMPANY” means Laboratory Corporation of America Holdings, a corporation duly organized and existing under the laws of the State of Delaware until a successor replaces it in accordance with Article V and thereafter means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Securities.

“CONTROL” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlled” and “Controlling” shall have meanings correlative thereto.

“CORPORATE TRUST OFFICE” means the designated office of the Trustee at which, at any particular time, this corporate trust account shall be principally administered, which office at the date hereof is located at 214 N. Tryon Street, 27th Floor, Charlotte, NC 28202.

“COVENANT DEFEASANCE OPTION” has the meaning given in Section 10.02.

“CUSTODIAN” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“DEFAULT” means any event, act or condition which is, or that with notice or lapse of time, or both, would constitute an Event of Default. “DEFAULTED INTEREST” has the meaning given in Section 2.03.

“DEPOSITARY” means, with respect to Securities of any series, for which the Company shall determine that such Securities will be issued as a Global Security, The Depository Trust Company, New York, New York, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, or other applicable statute or regulation, which, in each case, shall be designated by the Company pursuant to either Section 2.01 or Section 2.11.

“EVENT OF DEFAULT” means, with respect to Securities of a particular series any event specified in Section 6.01, continued for the period of time, if any, therein designated.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“GAAP” means generally accepted accounting principles in the United States of America in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements of pronouncements of the Financial Accounting Standards Board or such other entity as are approved by a significant segment of the accounting profession.

“GLOBAL SECURITY” means, with respect to any series of Securities, a Security executed by the Company and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with the Indenture, which shall be registered in the name of the Depositary or its nominee.

“GOVERNMENTAL OBLIGATIONS” means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person Controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America that, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such Governmental Obligation or a specific payment of principal of or interest on any such Governmental Obligation held by such custodian for the account of the holder of such depositary receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Governmental Obligation or the specific payment of principal of or interest on the Governmental Obligation evidenced by such depositary receipt.

“HEREIN,” “HEREOF” and “HEREUNDER,” and other words of similar import, refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“INDEBTEDNESS” of any Person means, without duplication (i) any obligation of such Person for money borrowed, (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) any reimbursement obligation of such Person in respect of letters of credit or other similar instruments which support financial obligations which would otherwise become Indebtedness, and (iv) any obligation of such Person under Capitalized Leases; provided, however, that “Indebtedness” of such Person shall not include any obligation of such Person to any Subsidiary of such Person or to any Person with respect to which such Person is a Subsidiary.

“INDENTURE” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into in accordance with the terms hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 2.01.

“INTEREST PAYMENT DATE,” when used with respect to any installment of interest on a Security of a particular series, means the date specified in such Security or in or pursuant to a Board Resolution, in an Officer’s Certificate or in an indenture supplemental hereto with respect to such series as the fixed date on which an installment of interest with respect to Securities of that series is due and payable.

“LEGAL DEFEASANCE OPTION” has the meaning given in Section 10.02.

“LEGAL HOLIDAY” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“LIEN” means any mortgage, pledge, hypothecation, encumbrance, lien or other security interest.

“OFFICER’S CERTIFICATE” means a certificate signed by the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company or any other officer or officers of the Company designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee in accordance with the terms hereof. Each such certificate shall include the statements provided for in Section 12.07, if and to the extent required by the provisions thereof.

“OPINION OF COUNSEL” means an opinion in writing of legal counsel, who may be an employee of or counsel for the Company that is delivered to the Trustee in accordance with the terms hereof. Each such opinion shall include the statements provided for in Section 12.07, if and to the extent required by the provisions thereof.

“ORIGINAL ISSUE DISCOUNT SECURITY” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Stated Maturity thereof.

“PAYING AGENT” has the meaning given in Section 4.04.

“PERSON” means any individual, corporation, limited liability company, partnership, joint-venture, joint-stock company, unincorporated organization or government or any agency or political subdivision thereof.

“PLACE OF PAYMENT,” when used with respect to the Securities of any series, means the place or places where the principal of, premium, if any, and interest on the Securities of that series are payable as specified or contemplated by Section 2.01.

“PREDECESSOR SECURITY” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, destroyed or stolen Security.

“PRINCIPAL OF” a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

“REDEMPTION DATE,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“REDEMPTION PRICE,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“RESPONSIBLE OFFICER” when used with respect to the Trustee means any officer within the corporate trust department of the Trustee, including any vice president, assistant treasurer, any trust officer or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“SECURITIES” means the debt Securities authenticated and delivered under this Indenture.

“SECURITIES ACT” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

“SECURITYHOLDER,” “HOLDER of SECURITIES,” “REGISTERED HOLDER,” “HOLDER” or other similar term, means the Person or Persons in whose name or names a particular Security shall be registered on the books of the Company kept for that purpose in accordance with the terms of this Indenture.

“SECURITY REGISTER” has the meaning given in Section 2.05.

“SECURITY REGISTRAR” has the meaning given in Section 2.05.

“STATED MATURITY” means, with respect to any Security of a series, the date specified in such Security as the fixed date on which the final payment of principal of such Security is due and payable.

“SUBSIDIARY” means, with respect to any Person, (i) any corporation at least a majority of whose outstanding Voting Stock shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, (ii) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by such Person, or by one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries and (iii) any limited partnership of which such Person or any of its Subsidiaries is a general partner.

“SUBSIDIARY GUARANTOR” means any Subsidiary of the Company if and so long as such Subsidiary provides a guarantee of the Securities substantially in the form of Annex A of this Indenture.

“TRUSTEE” means U.S. Bank Trust Company, National Association and, subject to the provisions of Article VII, shall also include its successors and assigns, and, if at any time there is more than one Person acting in such capacity hereunder, “Trustee” shall mean each such Person. The term “Trustee” as used with respect to a particular series of the Securities shall mean the trustee with respect to that series.

“TRUST INDENTURE ACT” and “TIA” means the Trust Indenture Act of 1939, as amended, subject to the provisions of Section 9.01, Section 9.02, and Section 12.09, as in effect at the date of execution of this instrument.

“UNIFORM COMMERCIAL CODE” means the New York Uniform Commercial Code as in effect from time to time.

“VOTING STOCK,” as applied to stock of any Person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

ARTICLE II

ISSUE, DESCRIPTION, TERMS, EXECUTION, REGISTRATION AND EXCHANGE OF SECURITIES

SECTION 2.01 DESIGNATION AND TERMS OF SECURITIES.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited. The Securities may be issued in one or more series up to the aggregate principal amount of Securities of that series from time to time authorized by or pursuant to a Board Resolution, pursuant to an Officer’s Certificate or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Securities of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in an Officer’s Certificate or established in one or more indentures supplemental hereto:

(1) the title of the Security of the series including CUSIP numbers (which shall distinguish the Securities of the series from all other Securities);

(2) any limit upon the aggregate principal amount of the Securities of that series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Securities of that series);

(3) the date or dates on which the principal of the Securities of the series is payable and the place(s) of payment;

(4) the rate or rates at which the Securities of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(5) the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, the place(s) of payment, and the record date or other method for the determination of holders to whom interest is payable on any such Interest Payment Dates;

(6) the right, if any, to extend the interest payment periods and the duration of such extension;

(7) the period or periods within which, the price or prices at which and the terms and conditions upon which, Securities of the series may be redeemed, in whole or in part, at the option of the Company;

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) the form of the Securities of the series including the form of the Trustee’s certificate of authentication for such series;

(10) if other than denominations of $2,000 or an integral multiple of $1,000 in excess thereof, the denominations in which the Securities of the series shall be issuable;

(11) whether the Securities of the series are issuable as a Global Security and, in such case, the identity of the Depositary for such series;

(12) whether the Securities of the series will be convertible into shares of common stock or other securities of the Company and, if so, the terms and conditions upon which such Securities will be so convertible, including the conversion price and the conversion period;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 6.01 and the amount that will be deemed to be the principal amount of the Securities for any other purpose;

(14) any additional or different Events of Default or restrictive covenants and related definitions provided for with respect to the Securities of the series and any change in the right of the Trustee or the Holders to declare the principal amount of the Securities of a series due and payable;

(15) whether the Securities of the series shall not be defeasible pursuant to Section 10.02 and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;

(16) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose;

(17) whether and to what extent the Securities of such series will be guaranteed by a guarantor and, if so, the identity of such Person or Persons, the terms and conditions upon which such Securities shall be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other Indebtedness of the respective guarantors;

(18) the place or places where, subject to the provisions of Section 4.02, the principal of, premium, if any, and interest on any Securities of the series shall be payable, Securities of the series may be surrendered for registration or transfer, Securities of the series may be surrendered for exchange, and notices and demands to or upon the Company in respect of the Securities of the series and this Indenture may be served; and

(19) any and all other terms with respect to such series, including, but not limited to, any terms which may be required by or advisable under U.S. laws or regulations or otherwise included in connection with the marketing of Securities of that series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to any such Board Resolution, Officer’s Certificate or in any indentures supplemental hereto. If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate setting forth the terms of the series.

Securities of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest, if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates. Notwithstanding Section 2.01(2) and unless otherwise expressly provided with respect to a series of Securities, the aggregate principal amount of a series of Securities may be increased and additional Securities of such series may be issued up to the maximum aggregate principal amount authorized with respect to such series as increased without the consent of the Holders; provided that such additional Securities are fungible for U.S. federal income tax purposes with the Securities of the applicable series.

SECTION 2.02 FORM OF SECURITIES AND TRUSTEE’S CERTIFICATE.

The Securities of any series and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially of the tenor and purport as set forth in one or more indentures supplemental hereto or as provided in or pursuant to a Board Resolution or in an Officer’s Certificate. The Securities may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which Securities of that series may be listed, or to conform to usage.

SECTION 2.03 DENOMINATIONS: PROVISIONS FOR PAYMENT.

The Securities shall be issuable as registered Securities and in the denominations equal to $2,000 or an integral multiple of $1,000 in excess thereof, subject to Section 2.01(10). The Securities of a particular series shall bear interest payable on the dates and at the rates specified or provided for with respect to that series. Except as contemplated by Section 2.01(16), the principal of and the interest on the Securities of any series, as well as any premium thereon in case of redemption thereof prior to maturity, shall be payable in the coin or currency of the United States of America that at the time is legal tender for public and private debt, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City and State of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Each Security shall be dated the date of its authentication by the Trustee. Except as contemplated by Section 2.01(4), interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months. Except as contemplated by Section 2.01(5), the interest installment on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date for Securities of that series shall be paid to the Person in whose name said Security (or one or more Predecessor Securities) is registered at the close of business on the regular record date for such interest installment. In the event that any Security of a particular series or portion thereof is called for redemption and the Redemption Date is subsequent to a regular record date with respect to any Interest Payment Date and prior to such Interest Payment Date, interest on such Security will be paid upon presentation and surrender of such Security as provided in Section 3.03. Any interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date for Securities of the same series (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant regular record date by virtue of having been such holder; and such Defaulted Interest shall be paid by the Company, at its election, as provided in clause (1) or clause (2) below:

(1) The Company may make payment of any Defaulted Interest on Securities to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner: the Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall not be more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first class postage prepaid, to each Securityholder at his or her address as it appears in the Security Register (as hereinafter defined), not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered on such special record date.

(2) The Company may make payment of any Defaulted Interest on any Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Unless otherwise set forth in or pursuant to a Board Resolution, in an Officer’s Certificate or one or more indentures supplemental hereto establishing the terms of any series of Securities pursuant to Section 2.01 hereof, the term “regular record date” as used in this Section with respect to a series of Securities with respect to any Interest Payment Date for such series shall mean either the fifteenth day of the month immediately preceding the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the first day of a month, or the first day of the month in which an Interest Payment Date established for such series pursuant to Section 2.01 hereof shall occur, if such Interest Payment Date is the fifteenth day of a month, whether or not such date is a Business Day. Subject to the foregoing provisions of this Section, each Security of a series delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security of such series shall carry the rights to interest accrued and unpaid, and to accrue, that were carried by such other Security.

SECTION 2.04 EXECUTION AND AUTHENTICATION.

The Securities shall be signed on behalf of the Company by the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary (or any other officer of the Company designated in writing by or pursuant to authority of the Board of Directors and delivered to the Trustee from time to time); provided that such signing officer shall be listed on an incumbency certificate, containing their specimen signature, provided to the Trustee pursuant to Section 7.02(l) hereof. The signature of any of these officers on the Securities may be manual, electronic or facsimile and shall comply with the requirements set forth in Section 12.04 hereof. The Company may use the manual, electronic or facsimile signature of any Person who shall have been a President or Vice President thereof, or of any Person who shall have been the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary thereof, notwithstanding the fact that at the time the Securities shall be authenticated and delivered or disposed of such Person shall have ceased to be the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.

The Securities may contain such notations, legends or endorsements required by law, stock exchange rule or usage. A Security shall not be valid until authenticated manually by an authorized signatory of the Trustee, or by an Authenticating Agent. The Securities shall be dated the date of their authentication. Such signature shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a written order of the Company for the authentication and delivery of such Securities, signed by the President, any Vice President, the Secretary or any Assistant Secretary, and the Trustee in accordance with such written order shall authenticate and deliver such Securities. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Opinion of Counsel stating that:

(1) the form and terms thereof have been established in conformity with the provisions of this Indenture; and

(2) that such Securities, when authenticated by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to any Bankruptcy Law or other insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and that applicable laws and legal requirements (with reasonable and customary exceptions and qualification for such an Opinion of Counsel).

The Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will materially and adversely affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner, as determined in the Trustee’s sole discretion, that is not reasonably acceptable to the Trustee.

SECTION 2.05 REGISTRATION OF TRANSFER AND EXCHANGE.

(a) Securities of any series may be exchanged upon presentation thereof at the office or agency of the Company designated for such purpose in the Borough of Manhattan, the City and State of New York, for other Securities of such series of authorized denominations, with the same terms, and for a like aggregate principal amount, upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto, all as provided in this Section. In respect of any Securities so surrendered for exchange, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in exchange therefor the Security or Securities of the same series that the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

(b) The Company shall keep, or cause to be kept, at its office or agency designated for such purpose in the Borough of Manhattan, the City and State of New York, or such other location designated by the Company a register or registers (herein referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall register the Securities and the transfers of Securities as in this Article provided and which at all reasonable times shall be open for inspection by the Trustee. The registrar for the purpose of registering Securities and transfer of Securities as herein provided shall be appointed as authorized by or pursuant to a Board Resolution or an Officer’s Certificate (the “Security Registrar”). Upon surrender for transfer of any Security at the office or agency of the Company designated for such purpose, the Company shall execute, the Trustee shall authenticate and such office or agency shall deliver in the name of the transferee or transferees a new Security or Securities of the same series as the Security presented for a like aggregate principal amount. All Securities presented or surrendered for exchange or registration of transfer, as provided in this Section, shall be accompanied (if so required by the Company or the Security Registrar) by a written instrument or instruments of transfer, in form satisfactory to the Company or the Security Registrar, duly executed by the registered holder or by such holder’s duly authorized attorney in writing.

(c) No service charge shall be made for any exchange or registration of transfer of Securities, or issue of new Securities in case of partial redemption of any series, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge in relation thereto (including the fees and expenses of the Trustee), other than exchanges pursuant to Section 2.06, Section 3.07 and Section 9.04 not involving any transfer.

(d) The Company shall not be required (i) to issue, exchange or register the transfer of any Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Securities of the same series and ending at the close of business on the day of such mailing, nor (ii) to register the transfer of or exchange any Securities of any series or portions thereof called for redemption. The provisions of this Section 2.05 are, with respect to any Global Security, subject to Section 2.11 hereof.

SECTION 2.06 TEMPORARY SECURITIES.

Pending the preparation of definitive Securities of any series, the Company may execute, and the Trustee shall authenticate and deliver, temporary Securities (printed, lithographed or typewritten) of any authorized denomination. Such temporary Securities shall be substantially in the form of the definitive Securities in lieu of which they are issued, but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company. Every temporary Security of any series shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unnecessary delay the Company will execute and will furnish definitive Securities of such series and thereupon any or all temporary Securities of such series may be surrendered in exchange therefor (without charge to the holders), at the office or agency of the Company designated for the purpose in the Borough of Manhattan, the City and State of New York, and the Trustee shall authenticate and such office or agency shall deliver in exchange for such temporary Securities an equal aggregate principal amount of definitive Securities of such series, unless the Company advises the Trustee to the effect that definitive Securities need not be executed and furnished until further notice from the Company. Until so exchanged, the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series authenticated and delivered hereunder.

SECTION 2.07 MUTILATED, DESTROYED, LOST OR STOLEN SECURITIES.

In case any temporary or definitive Security shall become mutilated or be destroyed, lost or stolen, the Company (subject to the next succeeding sentence) shall execute, and upon the Company’s request the Trustee (subject as aforesaid) shall authenticate and deliver, a new Security of the same series, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Security, or in lieu of and in substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substituted Security shall furnish to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee evidence to their satisfaction of the destruction, loss or theft of the applicant’s Security and of the ownership thereof. The Trustee may authenticate any such substituted Security and deliver the same upon the written request or authorization of any officer of the Company. Upon the issuance of any substituted Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Security) if the applicant for such payment shall furnish to the Company and the Trustee such security or indemnity as they may require to save them harmless, and, in case of destruction, loss or theft, evidence to the satisfaction of the Company and the Trustee of the destruction, loss or theft of such Security and of the ownership thereof. Every replacement Security issued pursuant to the provisions of this Section shall constitute an additional contractual obligation of the Company whether or not the mutilated, destroyed, lost or stolen Security shall be found at any time, or be enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder. All Securities shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities, and shall preclude (to the extent lawful) any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

SECTION 2.08 CANCELLATION.

All Securities surrendered for the purpose of payment, redemption, exchange or registration of transfer shall, if surrendered to the Company or any Paying Agent, be delivered to the Trustee for cancellation, or, if surrendered to the Trustee, shall be cancelled by it, and no Securities shall be issued in lieu thereof except as expressly required or permitted by any of the provisions of this Indenture. On request of the Company at the time of such surrender, the Trustee shall deliver to the Company canceled Securities held by the Trustee. In the absence of such request the Trustee may dispose of canceled Securities in accordance with its standard procedures and deliver a certificate of disposition to the Company upon its request therefor. If the Company shall otherwise acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

SECTION 2.09 BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the holders of the Securities any legal or equitable right, remedy or claim under or in respect of this Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and of the holders of the Securities.

SECTION 2.10 AUTHENTICATING AGENT.

So long as any of the Securities of any series remain outstanding there may be an Authenticating Agent for any or all such series of Securities which the Trustee shall have the right to appoint. Said Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. All references in this

Indenture to the authentication of Securities by the Trustee shall be deemed to include authentication by an Authenticating Agent for such series. Each Authenticating Agent shall be acceptable to the Company and shall be a corporation that has a combined capital and surplus, as most recently reported or determined by it, sufficient under the laws of any jurisdiction under which it is organized or in which it is doing business to conduct a trust business, and that is otherwise authorized under such laws to conduct such business and is subject to supervision or examination by federal or state authorities. If at any time any Authenticating Agent shall cease to be eligible in accordance with these provisions, it shall resign immediately. Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time (and upon request by the Company shall) terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon resignation, termination or cessation of eligibility of any Authenticating Agent, the Trustee may appoint an eligible successor Authenticating Agent acceptable to the Company. Any successor Authenticating Agent, upon acceptance of its appointment hereunder, shall become vested with all the rights, powers and duties of its predecessor hereunder as if originally named as an Authenticating Agent pursuant hereto. Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

SECTION 2.11 GLOBAL SECURITIES.

(a) If the Company shall establish pursuant to Section 2.01 that the Securities of a particular series are to be issued as a Global Security, then the Company shall execute and the Trustee shall, in accordance with Section 2.04, authenticate and deliver, a Global Security that:

(1) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all or a portion of the outstanding Securities of such series,

(2) shall be registered in the name of the Depositary or its nominee,

(3) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, and

(4) shall bear a legend substantially to the following effect: “Except as otherwise provided in Section 2.11 of the Indenture, this Security may be transferred, in whole but not in part, only to the Depositary, another nominee of the Depositary or to a successor Depositary or to a nominee of such successor Depositary.”

(b) Notwithstanding the provisions of Section 2.05, the Global Security of a series may be transferred, in whole but not in part and in the manner provided in Section 2.05, only to the Depositary for such series, another nominee of the Depositary for such series, or to a successor Depositary for such series selected or approved by the Company or to a nominee of such successor Depositary.

(c) If at any time the Depositary for a series of the Securities notifies the Company that it is unwilling or unable to continue as Depositary for such series or if at any time the Depositary for such series shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depositary for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, this Section 2.11 shall no longer be applicable to the Securities of such series and the Company will execute, and subject to Section 2.05, the Trustee will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. In addition, the Company may at any time determine that the Securities of any series shall no longer be represented by a Global Security and that the provisions of this Section 2.11 shall no longer apply to the Securities of such series. In such event the Company will execute and subject to Section 2.05, the Trustee, upon receipt of an Officer’s Certificate evidencing such determination by the Company, will authenticate and deliver the Securities of such series in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Security of such series in exchange for such Global Security. Upon the exchange of the Global Security for such Securities in definitive registered form without coupons, in authorized denominations, the Global Security shall be canceled by the Trustee. Such Securities in definitive registered form issued in exchange for the Global Security pursuant to this Section 2.11(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the Depositary for delivery to the Persons in whose names such Securities are so registered.

SECTION 2.12 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF SECURITYHOLDERS.

The Company will furnish or cause to be furnished to the Trustee

(1) not more than 15 days after each regular record date (as defined in Section 2.03) a list, in such form as the Trustee may reasonably require, of the names and addresses of the holders of each series of Securities as of such regular record date, provided that the Company shall not be obligated to furnish or cause to furnish such list at any time that the list shall not differ in any respect from the most recent list furnished to the Trustee by the Company, and

(2) at such other times as the Trustee may request in writing within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that, in either case, no such list need be furnished for any series for which the Trustee shall be the Security Registrar.

SECTION 2.13 PRESERVATION OF INFORMATION; COMMUNICATIONS WITH SECURITYHOLDERS.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the holders of Securities contained in the most recent list furnished to it as provided in 0 and as to the names and addresses of holders of Securities received by the Trustee in its capacity as Security Registrar (if acting in such capacity).

(b) The Trustee may destroy any list furnished to it as provided in Section 2.12 upon receipt of a new list so furnished.

(c) Securityholders may communicate as provided in Section 312(b) of the Trust Indenture Act with other Securityholders with respect to their rights under this Indenture or under the Securities.

SECTION 2.14 CUSIP NUMBERS.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

SECTION 2.15 OUTSTANDING SECURITIES.

Securities of a series outstanding at any time are all Securities of such series authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.15 as not outstanding. Subject to the provisions of Section 8.04, a Security of a series does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a protected person (as such term is defined in Section 8-303 of the Uniform Commercial Code).

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a Redemption Date or at Stated Maturity money sufficient to pay all principal and interest payable on that date with respect to the Securities of a series (or a portion thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

ARTICLE III

REDEMPTION OF SECURITIES

SECTION 3.01 REDEMPTION.

(a) The Company may redeem the Securities of any series issued hereunder on and after the dates and as set forth herein and in accordance with the terms established for such series pursuant to Section 2.01 hereof.

(b) The election of the Company to redeem any Securities shall be established in or pursuant to a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 2.01 for such Securities.

SECTION 3.02 NOTICES TO TRUSTEE.

Except as otherwise established in or pursuant to a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 2.01 for such Securities, in case of any redemption at the election of the Company of the Securities of any series (including any such redemption affecting only a single Security), the Company shall, not less than 10 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officer’s Certificate evidencing compliance with such restriction or condition.

SECTION 3.03 SELECTION OF SECURITIES TO BE REDEEMED.

Except as otherwise established in or pursuant to a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 2.01 for such Securities, if less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which complies with any securities exchange or other Applicable Procedures; provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of securities to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection.

The provisions of the preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed. If the Company shall so direct, Securities registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Securities selected for redemption.

SECTION 3.04 NOTICE OF REDEMPTION.

Except as otherwise established in or pursuant to a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 2.01 for such Securities, at least 10 days but not more than 60 days before a Redemption Date, the Company shall mail or request the Trustee to mail, by first-class mail, or electronically deliver, a notice of redemption to each Holder of Securities to be redeemed at such Holder’s registered address or in accordance with the Applicable Procedures, as applicable.

Except as otherwise established in or pursuant to a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 2.01 for such Securities, all notices of redemption shall identify the Securities to be redeemed (including CUSIP numbers, if any) and shall state:

(1) the Redemption Date;

(2) the Redemption Price (or the method of calculating such price);

(3) the name and address of the Paying Agent;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5) if fewer than all the outstanding Securities of any series are to be redeemed, the identification and the principal amounts of the particular Securities to be redeemed;

(6) that, unless the Company defaults in making such redemption payment, interest on the Securities (or portion thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities;

(8) for any Securities that by their terms may be converted, the terms of conversion, the date on which the right to convert the Security to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion; and

(9) any conditions precedents described in the second paragraph below.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request (which may be rescinded or revoked at any time prior the time at which the Trustee shall have given such notice to the Holders), by the Trustee in the name and at the expense of the Company. The notice, if sent in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or otherwise in accordance with the Applicable Procedures or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Securities.

Notice of any redemption of Securities may, at the Company’s discretion, be given subject to one or more conditions precedent. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice (i) shall describe each such condition, (ii) shall state that, in the Company’s discretion, the Redemption Date may be postponed (including more than 60 days after the notice of redemption was delivered) until such time as any or all such conditions have been satisfied (or waived by the Company) and (iii) may be rescinded in the event that any or all such conditions shall not have been satisfied or otherwise waived or such notice may be rescinded at any time in the Company’s discretion if in its good faith judgment any or all of such conditions will not be satisfied. The Company shall notify Holders of any such rescission or postponement as soon as practicable after the Company determines that it will not be able to satisfy or otherwise waive such conditions precedent. Once notice of redemption is mailed or sent, subject to the satisfaction of any conditions precedent provided in the notice of redemption, the Securities called for redemption will become due and payable on the Redemption Date and at the applicable Redemption Price, plus accrued and unpaid interest to the Redemption Date. In addition, such notice may provide that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another person.

SECTION 3.05 EFFECT OF NOTICE OF REDEMPTION.

Once notice of redemption has been given as contemplated by Section 3.04, the Securities to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together, if applicable, with accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

SECTION 3.06 DEPOSIT OF REDEMPTION PRICE.

Except as otherwise established in or pursuant to a Board Resolution or an Officer’s Certificate or in another manner specified as contemplated by Section 2.01 for such Securities, on or prior to Noon, New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or the Securities of the series provide otherwise) accrued interest on, all the Securities that are to be redeemed on that date, other than Securities or portions of Securities called for redemption that are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation. All money, if any, earned on funds held by the Paying Agent shall be remitted to the Company. In addition, the Paying Agent shall promptly return to the Company any money deposited with the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on, all Securities to be redeemed.

If any Security called for redemption is converted into shares of common stock or other securities of the Company in compliance with the terms of such Security, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security to receive interest as provided in the terms of such Security) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 3.07 SECURITIES REDEEMED IN PART.

Upon surrender of a Security that is redeemed in part (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), the Company shall execute and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE IV

COVENANTS

SECTION 4.01 PAYMENT OF SECURITIES.

The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided herein and established with respect to such Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest on the Securities then due.

Notwithstanding anything to the contrary contained in this Indenture, the Company or the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by applicable law from principal or interest payments hereunder.

The Company shall pay interest on overdue principal at the rate specified therefor in the Securities, and subject to Section 2.11, it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

SECTION 4.02 MAINTENANCE OF OFFICE OR AGENCY FOR REGISTRATION OF TRANSFER, EXCHANGE AND PAYMENT OF SECURITIES.

So long as any of the Securities shall remain outstanding, the Company shall maintain in each Place of Payment an office or agency where the Securities of a series may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to such Securities may be served, and where such Securities may be presented or surrendered for payment. The Company may also from time to time designate one or more other offices or agencies where Securities of a series may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company shall give to the Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.

In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, such surrenders, presentations and demands may be made and notices may be served at the principal office of the Trustee, and the Company hereby appoints the Trustee its agent to receive at the aforesaid office all such surrenders, presentations, notices and demands. The Trustee shall give the Company prompt notice of any change in location of the Trustee’s principal office.

Except as otherwise specified with respect to a series of Securities as contemplated by Section 2.01, the Company hereby initially designates the Place of Payment for each series of Securities to be The City of New York, and initially appoints the Trustee as Paying Agent at its Corporate Trust Office as the Company’s office or agency for each such purpose in such city; provided that with respect to a Global Security, and except as may otherwise be specified for such Global Security as contemplated by Section 2.01, any payment, presentation, surrender of delivery effected pursuant to the Applicable Procedures of the Depositary for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Securities in accordance with the provisions of this Indenture.

SECTION 4.03 APPOINTMENT TO FILL A VACANCY IN THE OFFICE OF TRUSTEE.

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, shall appoint, in the manner provided in Section 7.08, a Trustee, so that there shall at all times be a Trustee hereunder.

SECTION 4.04 PROVISION AS TO PAYING AGENT.

(a) If the Company shall appoint one or more paying agents for all or any series of the Securities (each a “Paying Agent” and collectively, the “Paying Agents”) other than the Trustee, it shall cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall undertake, subject to the provisions of this Section 4.04,

(1) that it shall hold all sums held by it as such agent for the payment of the principal of or interest on the Securities of any series such sums which have been paid to it by the Company (or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities of such series and shall notify the Trustee of the receipt of sums to be so held,

(2) that it shall give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities of any series when the same shall be due and payable,

(3) that it shall at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it, and

(4) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b) If the Company shall not act as its own Paying Agent, it shall, by the opening of business (New York City time) on each due date of the principal and interest on any Security, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities of a series entitled to such principal of or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its failure so to act.

(c) If the Company shall act as its own Paying Agent, it shall, by the opening of business (New York City time) on each due date of the principal and interest on any Security, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or interest so becoming due and shall notify the Trustee of any failure to take such action.

(d) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by it, or any Paying Agent hereunder, as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained.

(e) Anything in this Section 4.04 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.04 is subject to the provisions of Section 10.05 and Section 10.07.

SECTION 4.05 MAINTENANCE OF CORPORATE EXISTENCE.

So long as any of the Securities shall remain outstanding, the Company shall at all times (except as otherwise provided or permitted elsewhere in this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and franchises.

SECTION 4.06 COMPLIANCE CERTIFICATE.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officer’s Certificate stating that in the course of the performance by the signer of his or her duties as a Responsible Officer of the Company, he or she would normally have knowledge of any Default and whether or not he or she knows of any Default or Event of Default that occurred during such period. If he or she does, the certificate shall describe the Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

SECTION 4.07 FURTHER INSTRUMENTS AND ACTS.

Upon request of the Trustee or as necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 4.08 COMMISSION REPORTS.

Without regard to whether the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the Commission (so long as permitted by the Commission) and provide the Trustee and Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections; provided that the filing and provision to the Trustee and Securityholders of the annual reports and other information, documents and other reports specified in Sections 13 or 15(d) of the Exchange Act, at the times specified for the filing of such information, documents and reports under such Sections, by an entity that is the direct or indirect parent of the Company shall satisfy the requirements of this Section 4.08, in lieu of any such reporting by the Company, so long as (x) such entity is an obligor on, or full and unconditional guarantor of, the Securities and (y) the information, documents and reports of such parent entity include all financial statements and other information regarding the Company as may be required by Rule 3-10 of Regulation S-X or other applicable rule of the Commission to be included in reports filed by a parent company that guarantees debt issued by a subsidiary that is thereby exempt from the reporting obligations under Sections 13 and 15(d) of the Exchange Act, and such other quantitative or qualitative information regarding the Company that would be material to Securityholders and would have been filed by the Company under Sections 13 and 15(d) of the Exchange Act but for such exemption. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Such information, documents and reports shall be deemed to have been (i) filed by the Company with the Trustee and (ii) transmitted by the Company to Holders, as the case may be, if the Company has filed such information, documents, reports and summaries with the Commission using the EDGAR filing system (or any successor filing system) and such reports are publicly available, in each case to the extent such filing with the EDGAR filing system (or any successor filing system) and the foregoing effect thereof, is not prohibited by the Securities Act.

ARTICLE V

SUCCESSOR COMPANY

SECTION 5.01 WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.

The Company shall not, while any of the Securities remain outstanding, consolidate or merge with or into any Person, or sell, lease, convey or otherwise dispose of all or substantially all of its assets to any Person, unless:

(1) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition shall be made (collectively, the “Successor Company”), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor Company assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company under this Indenture and under the Securities;

(2) immediately after giving effect to such transaction no Default shall have occurred and be continuing; and

(3) the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company (except in the case of a lease) shall be released from the obligation to pay the principal of and interest on the Securities.

ARTICLE VI

DEFAULTS AND REMEDIES

SECTION 6.01 EVENTS OF DEFAULT.

An “Event of Default” occurs with respect to a series of Securities if:

(1) the Company defaults in any payment of interest on any of the Securities of that series when the same becomes due and payable and such default continues for a period of 30 days;

(2) the Company defaults in the payment of the principal of any of the Securities of that series when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon declaration or otherwise;

(3) the Company fails to comply with Section 5.01;

(4) the Company fails to comply with any of its agreements in the Securities of that series or this Indenture (other than those referred to in clauses (1), (2) or (3) above) and such failure continues for 90 days after the notice specified below;

(5) any default or event of default under any Indebtedness of the Company or any of its Subsidiaries (other than any Indebtedness of the Company or any Subsidiary to the seller of a business or asset incurred in connection with the purchase thereof) which default or event of default results in at least $200.00 million of aggregate principal amount of such Indebtedness being declared due and payable prior to maturity (the “cross acceleration provision”);

(6) failure by the Company or any of its Subsidiaries to pay at maturity or otherwise when due (after giving effect to any applicable grace period) at least $200.00 million aggregate principal amount of Indebtedness at any one time;

(7) the Company pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a Custodian of it or for any substantial part of its property;

(D)	makes a general assignment for the benefit of its creditors; or

(E)	takes any comparable action under any foreign laws relating to insolvency; or

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company in an involuntary case;

(B)	appoints a Custodian of the Company or for any substantial part of its property; or

(C)	orders the winding up or liquidation of the Company;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body. No Event of Default with respect to a single series of Securities issued hereunder (and under or pursuant to any supplemental indenture, Officer’s Certificate or Board Resolution) specific to such series shall constitute an Event of Default with respect to any other series of Securities unless otherwise provided in this Indenture or any supplemental indenture, Officer’s Certificate or Board Resolution with respect to any other series of Securities.

Notwithstanding the foregoing, a Default under Section 6.01(4) shall not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities of such series notify the Company of the Default and the Company does not cure such Default within the time specified in Section 6.01(4) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

The Company shall deliver to the Trustee, promptly after the occurrence thereof, written notice in the form of an Officer’s Certificate of any Event of Default under clauses (3), (5), (6), (7) and (8) and, within 60 days after the occurrence thereof, written notice of any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), its status and what action the Company is taking or proposes to take with respect thereto.

SECTION 6.02 ACCELERATION.

If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities of such series by notice to the Company and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities of such series to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) occurs, the principal of and accrued and unpaid interest on all the Securities of such series shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities of such series outstanding by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 6.03 OTHER REMEDIES.

If an Event of Default occurs and is continuing with respect to a series of Securities, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

SECTION 6.04 WAIVER OF PAST DEFAULTS.

The Holders of a majority in outstanding principal amount of the Securities of such series by notice to the

Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 CONTROL BY MAJORITY.

The Holders of a majority in outstanding principal amount of the Securities of such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee reasonably determines is unduly prejudicial to the rights of other Holders or, in the Trustee’s reasonable opinion, would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 LIMITATION ON SUITS.

Except to enforce the right to receive payment of principal or interest when due, no Holder of Securities of a particular series may pursue any remedy with respect to this Indenture or the Securities of such series unless:

(1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(2) the Holders of at least 25% in outstanding principal amount of the Securities of such series make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer to the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(5) the Holders of a majority in principal amount of the Securities of such series do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07 RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 COLLECTION SUIT BY TRUSTEE.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09 TRUSTEE MAY FILE PROOFS OF CLAIM.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10 PRIORITIES.

If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Holders for amounts due and unpaid on the Securities of such series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal and interest, respectively; and

THIRD: to the Company.

Notwithstanding anything to the contrary in Section 2.03, the Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 UNDERTAKING FOR COSTS.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in outstanding principal amount of the Securities of such series.

SECTION 6.12 WAIVER OF STAY OR EXTENSION LAWS.

The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

CONCERNING THE TRUSTEE

SECTION 7.01 DUTIES OF TRUSTEE.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein).

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(e) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(f) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01 and to the provisions of the TIA.

SECTION 7.02 RIGHTS OF TRUSTEE

(a) The Trustee may conclusively rely on any document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through its attorneys and agents and shall not be responsible for the willful misconduct or negligence of any attorney or agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(g) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a company order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution.

(k) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(l) The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail (PDF only), facsimile transmission or other similar unsecured electronic methods; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing designated persons with the authority to provide such instructions and containing specimen signatures of such designated persons, which incumbency certificate shall be amended whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile transmission instructions (or instructions by a similar electronic method) and the Trustee in its sole and absolute discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, damages, costs, fees or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or inconsistency with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, and the risk of interception by third parties.

SECTION 7.03 INDIVIDUAL RIGHTS OF TRUSTEE.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

SECTION 7.04 TRUSTEE’S DISCLAIMER.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any document issued in connection with the sale of the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05 NOTICE OF DEFAULTS.

If a Default or Event of Default occurs and is continuing and it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 60 days after the Trustee has received written notice or promptly upon the Trustee’s attaining actual knowledge of such Default or Event of Default, whichever comes first. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Security, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06 REPORTS BY TRUSTEE TO HOLDERS.

As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, if required by TIA Section 313, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports required by TIA Section 313(c).

A copy of each report at the time of its mailing to Holders shall be filed by the Company with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 COMPENSATION AND INDEMNITY.

The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services. The Trustee’s compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee upon request for all out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable fees and expenses of counsel retained by the Trustee in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Company shall indemnify and hold harmless the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.07) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise). The Trustee, upon a Responsible Officer receiving written notice thereof, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.

To secure the Company’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities. The Trustee’s right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or Indebtedness of the Company.

The Company’s payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08 REPLACEMENT OF TRUSTEE.

No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of this Article. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in outstanding principal amount of the Securities of a series may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee as to such series. The Company shall remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged bankrupt or insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Company, is removed by the Holders of a majority in outstanding principal amount of the Securities of a series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Securityholders. The retiring Trustee shall (upon payment of its charges) promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities of a series at the expense of the Company may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 SUCCESSOR TRUSTEE BY MERGER.

If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of a series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities of a series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of a series or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 ELIGIBILITY; DISQUALIFICATION.

The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

SECTION 7.11 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE VIII

CONCERNING THE SECURITYHOLDERS

SECTION 8.01 EVIDENCE OF ACTION BY SECURITYHOLDERS.

Whenever in this Indenture it is provided that the holders of a majority or specified percentage in aggregate principal amount of the Securities of a particular series may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the holders of such majority or specified percentage of that series have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by such holders of Securities of that series in Person or by agent or proxy appointed in writing. If the Company shall solicit from the Securityholders of any series any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, as evidenced by an Officer’s Certificate, fix in advance a record date for such series for the determination of Securityholders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Securityholders of record at the close of business on the record date shall be deemed to be Securityholders for the purposes of determining whether Securityholders of the requisite proportion of outstanding Securities of that series have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the outstanding Securities of that series shall be computed as of the record date; provided, however, that no such authorization, agreement or consent by such Securityholders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

SECTION 8.02 PROOF OF EXECUTION BY SECURITYHOLDERS.

Subject to the provisions of Section 7.01, proof of the execution of any instrument by a Securityholder (such proof will not require notarization) or his agent or proxy and proof of the holding by any Person of any of the Securities shall be sufficient if made in the following manner:

(a) The fact and date of the execution by any such Person of any instrument may be proved in any reasonable manner acceptable to the Trustee.

(b) The ownership of Securities shall be proved by the Security Register of such Securities or by a certificate of the Security Registrar thereof.

(c) The Trustee may require such additional proof of any matter referred to in this Section as it shall deem necessary.

SECTION 8.03 WHO MAY BE DEEMED OWNERS.

Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee, any Paying Agent and any Security Registrar may deem and treat the Person in whose name such Security shall be registered upon the books of the Company as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notice of ownership or writing thereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and (subject to Section 2.03) interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Security Registrar shall be affected by any notice to the contrary.

SECTION 8.04 CERTAIN SECURITIES OWNED BY COMPANY DISREGARDED.

In determining whether the holders of the requisite aggregate principal amount of Securities of a particular series have concurred in any direction, consent or waiver under this Indenture, the Securities of that series that are owned by the Company or any other obligor on the Securities of that series or by any Person directly or indirectly Controlling or Controlled by or under common Control with the Company or any other obligor on the Securities of that series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities of such series that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. The Securities so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section, if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not a Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with the Company or any such other obligor. In case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Also, subject to the foregoing, only Securities of a series outstanding at the time shall be considered in any such determination.

SECTION 8.05 ACTIONS BINDING ON FUTURE SECURITYHOLDERS.

At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action, any holder of a Security of that series that is shown by the evidence to be included in the Securities the holders of which have consented to such action may, by filing written notice with the Trustee, and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security, and of any Security issued in exchange therefor, on registration of transfer thereof or in place thereof, irrespective of whether or not any notation in regard thereto is made upon such Security. Any action taken by the holders of the majority or percentage in aggregate principal amount of the Securities of a particular series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of that series.

ARTICLE IX

SUPPLEMENTAL INDENTURES

SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT THE CONSENT OF SECURITYHOLDERS.

In addition to any supplemental indenture otherwise authorized by this Indenture, the Company and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect), without the consent of the Securityholders, for one or more of the following purposes:

(1) to cure any ambiguity, defect, or inconsistency herein, or in the Securities of any series;

(2) to comply with Article V;

(3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(4) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company or to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series) or to add guarantees with respect to any series of Securities;

(5) to make any change that does not adversely affect the rights of any Securityholder in any material respect;

(6) to provide for the issuance of and establish the form and terms and conditions of the Securities of any series as provided in Section 2.01, to establish the form of any certifications required to be furnished pursuant to the terms of this Indenture or any series of Securities, or to add to the rights of the Holders of any series of Securities;

(7) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08;

(8) to supplement any provisions of this Indenture necessary to permit or facilitate the defeasance and discharge of any series of Securities; provided that such action does not adversely affect the interests of the Holders of Securities of such series or any other series;

(9) to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the Securities may be listed or traded;

(10) to comply with the rules of any applicable Depositary;

(11) subject to any limitations established pursuant to Section 2.01, to provide for the issuance of additional Securities of any series; or

(12) to conform any provision of this Indenture, any supplemental indenture, one or more series of Securities or any related guarantees or security documents, if any, to the description of such Securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the Securities of such series.

The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section may be executed by the Company and the Trustee without the consent of the Holders of any of the Securities at the time outstanding, notwithstanding any of the provisions of Section 9.02.

SECTION 9.02 SUPPLEMENTAL INDENTURES WITH CONSENT OF SECURITYHOLDERS.

With the consent (evidenced as provided in Section 8.01) of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected by such supplemental indenture or indentures at the time outstanding, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as then in effect) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner not covered by Section 9.01 the rights of the Holders of the Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holders of each Security then outstanding and affected thereby:

(1) change the maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 6.01 or change the coin or currency in which any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(2) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of certain defaults hereunder and their consequences provided for in this Indenture;

(3) modify any of the provisions of this Section or Section 6.04 relating to waivers of Default, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the holder of each outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Section 7.08 and Section 9.01; or

(4) if the Securities of any series are convertible into or for any other securities or property of the Company, make any change that adversely affects in any material respect the right to convert any Security of such series (except as permitted by Section 9.01) or decrease the conversion rate or increase the conversion price of any such Security of such series, unless such decrease or increase is permitted by the terms of such Security.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series. It shall not be necessary for the consent of the Securityholders of any series affected thereby under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

SECTION 9.03 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture pursuant to the provisions of this Article, this Indenture shall, with respect to such series, be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders of Securities of the series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

SECTION 9.04 SECURITIES AFFECTED BY SUPPLEMENTAL INDENTURES.

Securities of any series, affected by a supplemental indenture, authenticated and delivered after the execution of such supplemental indenture pursuant to the provisions of this Article, may bear a notation in form approved by the Company, provided such form meets the requirements of any exchange upon which such series may be listed, as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of that series so modified as to conform, in the opinion of the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of that series then outstanding.

SECTION 9.05 EXECUTION OF SUPPLEMENTAL INDENTURES.

Upon the request of the Company, accompanied by its Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders required to consent thereto as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion but shall not be obligated to enter into such supplemental indenture. The Trustee, subject to the provisions of Section 7.01, shall be provided with an Opinion of Counsel and Officer’s Certificate as conclusive evidence that any supplemental indenture executed pursuant to this Article is authorized or permitted by, and conforms to, the terms of this Article and that it is proper for the Trustee under the provisions of this Article to join in the execution thereof; provided, however, that such Opinion of Counsel and Officer’s Certificate need not be provided in connection with the execution of a supplemental indenture that establishes the terms of a series of Securities pursuant to Section 2.01 hereof.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall transmit at the expense of the Company by mail, first class postage prepaid, a notice, setting forth in general terms the substance of such supplemental indenture, to the Securityholders of all series affected thereby as their names and addresses appear upon the Security Register. Any failure of the Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

SATISFACTION AND DISCHARGE; DEFEASANCE

SECTION 10.01 SATISFACTION AND DISCHARGE.

This Indenture will be discharged and will cease to be of further effect with respect to a series of Securities (except as to any surviving rights of registration of transfer or exchange of such series of Securities herein expressly provided for), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to such series, when:

(1) either (A) all Securities of that series theretofore authenticated and delivered (other than (i) any Securities that shall have been destroyed, lost or stolen and that shall have been replaced or paid as provided in Section 2.07 and (ii) Securities for whose payment money or noncallable Governmental Obligations have theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 10.05) have been delivered to the Trustee for cancellation; or (B) all Securities of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will by their terms become due and payable within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit or cause to be deposited with the Trustee as trust funds in trust for such purpose (x) moneys in an amount, or (y) noncallable Governmental Obligations the scheduled principal of and interest on which in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (z) a combination thereof, sufficient, in the case of (y) or (z), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, at maturity or upon redemption, all Securities of that series not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be;

(2) the Company has paid or caused to be paid all other sums payable hereunder with respect to such series by the Company; and

(3) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all the conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series of Securities have been complied with. Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations of the Trustee under Section 7.07 and, if money and or securities shall have been deposited with the Trustee pursuant to subclause (iii) of clause (1) of this Section, the obligations of the Trustee under Sections 10.04 and 10.05 shall survive such satisfaction and discharge.

SECTION 10.02 DEFEASANCE.

(a) Subject to Sections 10.02(b) and 10.03, the Company at any time may terminate (1) all of its obligations under a particular series of Securities and under this Indenture with respect to that series of Securities (“Legal Defeasance Option”) or (2) with respect to a particular series of Securities, its obligations under Sections 2.01(14), 4.06, 4.07 and 4.08 (“Covenant Defeasance Option”).

If the Company exercises its Legal Defeasance Option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its Covenant Defeasance Option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4) due to a violation of Sections 4.06, 4.07 and 4.08.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(b) The Company’s obligations in Section 2.05, Section 2.06, Section 2.07, Section 7.07 and Section 7.08 and this Article X shall survive until the Securities have been paid in full. Thereafter, the Company’s obligations in Sections 7.07 and 10.05 shall survive.

SECTION 10.03 CONDITIONS TO DEFEASANCE.

The Company may exercise its Legal Defeasance Option or its Covenant Defeasance Option with respect to a series of Securities only if:

(1) the Company irrevocably deposits, or causes to be deposited, in trust with the Trustee money or Governmental Obligations, or a combination thereof, for the payment of principal of and interest on that series of the Securities to Stated Maturity or redemption, as the case may be;

(2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants or a financial advisor expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Governmental Obligations plus any deposited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities of that series to Stated Maturity or redemption, as the case may be;

(3) the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(4) in the case of the Legal Defeasance Option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

(5) in the case of the Covenant Defeasance Option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders shall not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and shall be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(6) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness) and the incurrence of Liens associated with any such borrowings);

(7) the deposit does not constitute a default under any other material agreement (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) binding on the Company;

(8) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and

(9) the Company delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this Article X have been complied with.

Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

SECTION 10.04 APPLICATION OF TRUST MONEY.

The Trustee shall hold in trust money or Governmental Obligations deposited with it pursuant to this Article X. It shall apply the deposited money and the money from Governmental Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

SECTION 10.05 REPAYMENT TO COMPANY.

The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them on account of any series of Securities in accordance with this Article X upon payment of all principal of and interest on the Securities of that series. Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

SECTION 10.06 INDEMNITY FOR GOVERNMENTAL OBLIGATIONS.

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Governmental Obligations or the principal and interest received on such Governmental Obligations.

SECTION 10.07 REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any money or Governmental Obligations in accordance with this Article X by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article X until such time as the Trustee or Paying Agent is permitted to apply all such money or Governmental Obligations in accordance with this Article X; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Governmental Obligations held by the Trustee or Paying Agent.

ARTICLE XI

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

SECTION 11.01 NO RECOURSE.

No recourse under or upon any obligation, covenant or agreement of this Indenture, or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors as such, of the Company or of any predecessor or successor corporation, or any of them, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director as such, because of the creation of the Indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issuance of such Securities.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01 EFFECT ON SUCCESSORS AND ASSIGNS.

All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 12.02 ACTIONS BY SUCCESSOR.

Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the corresponding board, committee or officer of any corporation that shall at the time be the lawful successor of the Company.

SECTION 12.03 SURRENDER OF COMPANY POWERS.

The Company by instrument in writing executed by authority of its Board of Directors and delivered to the Trustee may surrender any of the powers reserved to the Company, and thereupon such power so surrendered shall terminate both as to the Company and as to any successor corporation.

SECTION 12.04 NOTICES.

Except as otherwise expressly provided herein, any notice, instruction, request or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Company may be given or served by being deposited first class postage prepaid in a post-office letterbox addressed (until another address is filed in writing by the Company with the Trustee), as follows: 358 South Main Street, Burlington, North Carolina 27215. Any notice, election, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made in writing (which may be by facsimile or, in the case of the Company only, electronic transmission) at the Corporate Trust Office of the Trustee.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign or AdobeSign (or such other digital signature provider as specified in writing to the Trustee by the authorized representative), in English. The Company agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

The Company may send notices and other communications hereunder by electronic mail. The Company agrees that the Trustee cannot determine the identity of the actual sender of such communications and that the Trustee shall conclusively presume that communications that purport to have been sent by an authorized officer of the Company have been sent by such authorized officer. The Company shall be responsible for ensuring that only authorized officers transmit such communications to the Trustee, and the Company and the authorized officers are responsible for safeguarding the use and confidentiality of applicable user and authorization codes, passwords and authentication keys provided by the Trustee. The Trustee shall not be liable for any losses, costs, or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such communications notwithstanding such communications conflict or are inconsistent with a subsequent written communication. The Company agrees (i) to assume all risks arising out of the use of electronic mail to submit communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting communications to the Trustee and that there may be more secure methods of transmitting communications than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of communications provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) that it will notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures.

SECTION 12.05 GOVERNING LAW.

This Indenture and each Security shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, but without giving effect to the applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

SECTION 12.06 TREATMENT OF SECURITIES AS DEBT.

It is intended that the Securities will be treated as indebtedness and not as equity for federal income tax purposes. The provisions of this Indenture shall be interpreted to further this intention.

SECTION 12.07 COMPLIANCE CERTIFICATES AND OPINIONS.

(a) Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that (i) in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished; and (ii) no Opinion of Counsel shall be required to be delivered in connection with a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice.

(b) Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant in this Indenture shall include:

(1)	a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)

a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 12.08 PAYMENTS ON BUSINESS DAYS.

Except as provided pursuant to Section 2.01 pursuant to a Board Resolution, pursuant to an Officer’s Certificate, or pursuant to one or more indentures supplemental to this Indenture, in any case where the date of maturity of interest or principal of any Security or the date of redemption of any Security shall not be a Business Day, then payment of interest or principal (and premium, if any) may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of maturity or redemption, and no interest shall accrue for the period after such nominal date.

SECTION 12.09 CONFLICT WITH TRUST INDENTURE ACT.

If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 310 to 317, inclusive, of the Trust Indenture Act, such imposed duties shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 12.10 COUNTERPARTS.

This Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Delivery of an executed signature page of this Indenture by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Indenture or in any other certificate, agreement or document related to this Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 12.11 SEPARABILITY.

In case any one or more of the provisions contained in this Indenture or in the Securities of any series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of such Securities, but this Indenture and such Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

SECTION 12.12 ASSIGNMENT.

The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company, will remain liable for all such obligations. Subject to the foregoing, the Indenture is binding upon and inures to the benefit of the parties thereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties thereto.

SECTION 12.13 WAIVER OF JURY TRIAL.

EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 12.14 FORCE MAJEURE.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first written above.

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ Sandra D. van der Vaart
Name:	Sandra D. van der Vaart
Title:	Executive Vice President, Chief Legal Officer, and Secretary

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Allison Lancaster-Poole
Name:	Allison Lancaster-Poole
Title:	Vice President

ANNEX A

[FORM OF SUPPLEMENTAL INDENTURE TO BE DELIVERED BY SUBSIDIARY GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [     ], [   ] among [     ] (the “Subsidiary Guarantor”), a [     ] corporation and a subsidiary of Laboratory Corporation of America Holdings, a Delaware corporation (or its permitted successor) (the “Company”), the Company, [the other Subsidiary Guarantors] and U.S. Bank Trust Company, National Association, as Trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 23, 2024 providing for the issuance of a series of its senior debt securities designated as the [    ] (the “Securities”);

WHEREAS, in its discretion, the Company may cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor will guarantee payment of the Securities; and

WHEREAS, pursuant to Section 9.01(4) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantor[, the other Subsidiary Guarantors] and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

Section 1. Capitalized Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Indenture.

Section 2. Guarantee. The Subsidiary Guarantor hereby unconditionally and irrevocably guarantees[, jointly and severally with the other Guarantors], to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the

Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).

The Subsidiary Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from the Subsidiary Guarantor and that the Subsidiary Guarantor will remain bound under this Supplemental Indenture notwithstanding any extension or renewal of any Obligation.

The Subsidiary Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. The Subsidiary Guarantor waives notice of any default under the Securities or the Obligations. The obligations of the Subsidiary Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, this Supplemental Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, this Supplemental Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 7 of this Supplemental Indenture, any change in the ownership of the Subsidiary Guarantor.

The Subsidiary Guarantor further agrees that its guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

Except as expressly set forth in Section 10.02 of the Indenture and Sections Section 3 and Section 7 of this Supplemental Indenture, the obligations of the Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, this Supplemental Indenture, the Securities or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Subsidiary Guarantor or would otherwise operate as a discharge of the Subsidiary Guarantor as a matter of law or equity.

The Subsidiary Guarantor further agrees that its guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to the Holders and the Trustee.

The Subsidiary Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI of the Indenture for the purposes of the Subsidiary Guarantor’s guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantor for the purposes of this Supplemental Indenture.

The Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

Section 3. Limitation on Liability. Any term or provision of this Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by the Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Supplemental Indenture, as it relates to the Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance, fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 4. Successors and Assigns. This Supplemental Indenture shall be binding upon the Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Supplemental Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Supplemental Indenture.

Section 5. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Supplemental Indenture shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Supplemental Indenture at law, in equity, by statute or otherwise.

Section 6. Modification. No modification, amendment or waiver of any provision of this Supplemental Indenture, nor the consent to any departure by the Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Subsidiary Guarantor in any case shall entitle the Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 7. Release. Upon the sale or other disposition (including by way of consolidation, merger or spin-off) of the Subsidiary Guarantor or the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor (in each case other than a sale or disposition to the Company or an Affiliate of the Company), the Subsidiary Guarantor shall be deemed released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

Upon the merger or consolidation of the Subsidiary Guarantor with or into, or the dissolution and liquidation of the Subsidiary Guarantor into, a Subsidiary Guarantor or another Person that Guarantees the Securities, the Subsidiary Guarantor shall be released from all obligations under this Supplemental Indenture without any further action required on the part of the Trustee or any Holder. At the request and expense of the Company, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

Section 8. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

Section 9. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Subsidiary Guarantor shall not have any liability for any obligations of the Company under the Securities or the Indenture or of the Subsidiary Guarantor under its guaranty, the Indenture or this Supplemental Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

Section 10. Multiple Originals. This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument. Delivery of an executed signature page of this Supplemental Indenture by facsimile or any other rapid transmission device designed to produce a written record of the communication transmitted shall be as effective as delivery of a manually executed counterpart thereof. The words “execution,” “executed,” “signed,” signature” and words of like import in this Supplemental Indenture or in any other certificate, agreement or document related to this Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile, email or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 12. Contribution. The Subsidiary Guarantor shall be entitled upon payment in full of all guaranteed Obligations to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

[SUBSIDIARY GUARANTOR]

By:
Name:
Title

LABORATORY CORPORATION OF AMERICA HOLDINGS

By:
Name:
Title

[OTHER SUBSIDIARY GUARANTORS]

By:
Name:
Title

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title

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